Exhibit 99.1

EPR Properties Prices $400.0 Million of 4.950% Senior Notes due 2028

KANSAS CITY, Mo.—April 9, 2018 – EPR Properties (NYSE:EPR) (the “Company”) announced today that it has priced an underwritten public offering of $400.0 million of 4.950% Senior Notes due 2028. None of the Company’s subsidiaries will initially guarantee the notes. However, certain of the Company’s domestic subsidiaries will be obligated to guarantee the notes under certain circumstances. The offering is expected to close on April 16, 2018, subject to customary closing conditions.

Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Barclays Capital Inc. are acting as joint book-running managers for the offering. KeyBanc Capital Markets Inc., SunTrust Robinson Humphrey, Inc. and BNP Paribas Securities Corp. are acting as joint lead managers, and U.S. Bancorp Investments, Inc. and BOK Financial Securities, Inc. are acting as co-managers for the offering.

The Company intends to use the net proceeds from its offering to reduce the outstanding principal balance of its unsecured revolving credit facility, which was approximately $580.0 million at April 6, 2018. Such application of net proceeds will increase the amounts available under the Company’s unsecured revolving credit facility, which the Company intends to use for general business purposes, including funding its ongoing pipeline of acquisition and build-to-suit projects. Pending application of any portion of the net proceeds from the offering to the uses described above, the Company may invest such proceeds in interest-bearing accounts and short-term interest-bearing securities which are consistent with the Company’s qualification as a real estate investment trust.

The notes will be issued pursuant to a prospectus supplement and an accompanying prospectus filed as part of an effective shelf registration statement filed with the Securities and Exchange Commission on Form S-3. A written prospectus and prospectus supplement relating to the offering, when available, may be obtained by contacting Citigroup Global Markets Inc., at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by emailing prospectus@citi.com or calling (800) 831-9146; J.P. Morgan Securities LLC, at 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk, 3rd Floor, or by calling collect (212) 834-4533; or Barclays Capital Inc., at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by emailing Barclaysprospectus@broadridge.com or calling (888) 603-5847. You may also get these documents free by visiting EDGAR on the SEC website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration under the securities laws of any such state or jurisdiction.

About EPR Properties

EPR Properties is a specialty real estate investment trust (REIT) that invests in properties in select market segments which require unique industry knowledge, while offering the potential for stable and attractive returns. Our total investments exceed $6.7 billion and our primary investment segments are Entertainment, Recreation and Education. We adhere to rigorous underwriting and investing criteria centered on key industry and property level cash flow standards. We believe our focused niche approach provides a competitive advantage, and the potential for higher growth and better yields.

Contact

EPR Properties

Brian Moriarty 1-888-EPR-REIT

Vice President – Corporate Communications

brianm@eprkc.com

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our acquisition or disposition of properties, our capital resources, future expenditures for development projects, and our results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would,” “may” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our subsequent Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.